Exhibit 99.1

Boundless Bio Reports Fourth Quarter and Full Year 2024 Financial Results and Business Highlights

BBI-355 Phase 1/2 POTENTIATE trial ongoing in patients with oncogene amplified cancers, with initial proof of concept data expected in the second half of 2025

Novel Kinesin program progressing toward development candidate nomination by mid-2025, with IND submission expected in the first half of 2026

With a $152 million cash position at the end of 2024, Boundless projects operating runway into 2027

SAN DIEGO, March 27, 2025 – Boundless Bio (Nasdaq: BOLD), a clinical-stage oncology company interrogating extrachromosomal DNA (ecDNA) biology to deliver transformative therapies to patients with previously intractable oncogene amplified cancers, today announced financial results and business highlights for the fiscal quarter and full year ended December 31, 2024.

“We made important strides in 2024 as we became a public company and continued to advance BBI-355, our oral, selective CHK1 inhibitor in the Phase 1/2 POTENTIATE trial in patients with oncogene amplified cancers, and we look forward to reporting preliminary proof-of-concept data in the second half of this year,” said Zachary Hornby, President and CEO of Boundless Bio. “Additionally, we have continued to identify new targets and are advancing an oral degrader of a novel kinesin identified by our Spyglass platform. We are on track to nominate a development candidate for our Kinesin program by mid-year, with the intention to submit an IND in the first half of 2026. We look forward to the year ahead as we continue to advance our pipeline to address the significant unmet need in patients with oncogene amplified cancers.”

Research and Development Highlights and Upcoming Milestones

BBI-355, a novel, oral, potent CHK1 inhibitor designed to target replication stress in oncogene-amplified cancers

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Enrollment in the Phase 1/2 POTENTIATE clinical trial evaluating BBI-355 as a monotherapy and combination agent in patients with locally advanced or metastatic solid tumors with oncogene amplifications is ongoing.
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ECHO, a proprietary diagnostic for the detection of ecDNA amplified oncogenes, is in use in the POTENTIATE trial.
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Boundless expects to report preliminary clinical proof-of-concept safety and antitumor activity data in the second half of 2025.

Novel Kinesin program targeting ecDNA segregation and inheritance

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Boundless is advancing a preclinical program targeting a previously undrugged kinesin that is essential for proper ecDNA segregation and inheritance during cell division.
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Boundless expects to nominate a development candidate by mid-2025 and submit an investigational new drug application (IND) to the FDA in the first half of 2026.

Recent Corporate Highlights

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In February 2025, Boundless appointed Robert Doebele, M.D., Ph.D., as Chief Medical Officer. Dr. Doebele is a medical oncologist and previously served as Chief Medical Officer and Chief Scientific Officer at Rain Oncology, where he led the early and late-stage development of multiple oncology programs using biology-based, tumor-agnostic strategies.

Fourth Quarter and Full Year 2024 Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments totaled $152.1 million as of December 31, 2024.
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Research and Development (R&D) Expenses: R&D expenses were $13.3 million for the fourth quarter of 2024 and $55.3 million for the full year 2024, compared to $10.4 million and $42.6 million for the same periods in 2023.
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General and Administrative (G&A) Expenses: G&A expenses were $5.0 million for the fourth quarter of 2024 and $18.0 million for the full year 2024, compared to $3.4 million and $12.2 million for the same periods in 2023.
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Net Loss: Net loss totaled $16.4 million for the fourth quarter of 2024 and $65.4 million for the full year 2024, compared to $12.1 million and $49.4 million for the same periods in 2023.

About Boundless Bio

Boundless Bio is a clinical-stage oncology company dedicated to unlocking a new paradigm in cancer therapeutics to address the significant unmet need of patients with oncogene amplified tumors by targeting extrachromosomal DNA (ecDNA), a root cause of oncogene amplification observed in 14 to 17% of cancer patients. Boundless Bio is developing the first ecDNA-directed therapeutic candidate (ecDTx), BBI-355, which is an oral inhibitor of checkpoint kinase 1 (CHK1) being evaluated in a Phase 1/2 clinical trial in patients with oncogene amplified cancers. Leveraging its Spyglass platform, Boundless Bio has additional ecDTx programs advancing through preclinical development and discovery. Boundless Bio is headquartered in San Diego, CA. For more information, visit www.boundlessbio.com and follow us on LinkedIn and X.

Forward-Looking Statements

Boundless Bio cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include but are not limited to: the timing of expected preliminary clinical proof-of-concept data from the Phase 1/2 POTENTIATE trial, nomination of an ecDTx from the Kinesin program and submission of an IND for that ecDTx, the sufficiency of our cash position to fund operations and achievement of program milestones; and the potential therapeutic benefits of our ecDTx in treating patients with oncogene amplified cancers. Our actual results and performance may differ materially from those expressed or implied in any forward-looking statement set forth in this press release due to numerous known and unknown risks and uncertainties, including, without limitation: we are early in our development efforts and our approach to discover and develop ecDTx directed against ecDNA in oncogene amplified cancers is novel and unproven; risks inherent in the business of discovering, developing, obtaining regulatory approval for, and commercializing drugs for use as human therapeutics and operating as an early clinical-stage company; we only have one ecDTx in clinical development and all of our other development efforts are in the discovery and preclinical development stage; results from preclinical studies or early clinical trials not necessarily being predictive of future results; potential delays in the commencement, enrollment, data readouts or completion of clinical trials or preclinical studies, or submission of an IND; final data from our clinical trials may be materially different from interim, topline or preliminary data we publish as more patient data become available and/or data undergo more comprehensive reviews and audit and verification procedures; analytical validation of our ecDNA diagnostic not necessarily being predictive of its clinical validity and utility; our dependence on third parties in connection with clinical trials, preclinical studies, ecDNA diagnostic development, and manufacturing; unfavorable results from clinical trials or preclinical studies; we may expend our limited resources to pursue a particular ecDTx and fail to capitalize on ecDTx with greater development or commercial potential; unexpected adverse side effects or inadequate efficacy of our ecDTx that may limit their development, regulatory approval, and/or commercialization; the potential for our programs and prospects to be negatively impacted by developments relating to our competitors, including the results of studies or regulatory determinations relating to our competitors; regulatory developments in the United States and foreign countries; disruptions in how the U.S. Food and Drug Administration (FDA) operates, including due to staff reductions, could result in longer review periods for our regulatory submissions and delay advancement of our ecDTx; we may use our capital resources sooner than we expect; and other risks described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

Ben Flaum, Boundless Bio

bflaum@boundlessbio.com

Renee Leck, THRUST Strategic Communications
renee@thrustsc.com

Media Contact:

Carly Scaduto

carly@carlyscadutoconsulting.com

BOUNDLESS BIO, INC.
Financial Information

Statements of Operations Data:	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2024	2023	2024	2023
Operating expenses:
Research and development	$13,314	$10,414	$55,267	$42,637
General and administrative	4,964	3,382	18,000	12,159
Total operating expenses	18,278	13,796	73,267	54,796
Loss from operations	(18,278)	(13,796)	(73,267)	(54,796)
Other income, net:
Interest income	1,915	1,620	7,892	5,282
Other income, net	(85)	32	12	80
Total other income, net	1,830	1,652	7,904	5,362
Net loss	$(16,448)	$(12,144)	$(65,363)	$(49,434)
Net loss per share, basic and diluted	$(0.74)	$(9.76)	$(3.85)	$(40.65)
Weighted-average shares used in calculation	22,284	1,244	16,984	1,216

Balance Sheet Data:			December 31,	December 31,
(In thousands)			2024	2023
Cash, cash equivalents, and short-term investments			$152,114	$120,752
Total assets			$206,409	$129,894
Total liabilities			$55,767	$9,359
Convertible preferred stock			$-	$247,617
Accumulated deficit			$(201,472)	$(136,109)
Total stockholders' equity (deficit)			$150,642	$(127,082)
Working capital (1)			$146,255	$114,845
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(1) We define working capital as current assets less current liabilities.